UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2023

U.S. BANCORP

(Exact name of registrant as specified in its charter)

1-6880

(Commission File Number)

Delaware	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices and zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on December 1, 2022, U.S. Bancorp (the “Company”) completed the acquisition of MUFG Union Bank, N.A.’s (“MUB”) core regional banking franchise from Mitsubishi UFJ Financial Group, Inc. (the “Acquisition”). Pursuant to the terms of the previously announced Share Purchase Agreement, dated as of September 21, 2021 (as amended by Amendment No. 1 to the Share Purchase Agreement, dated as of May 10, 2022, the “Purchase Agreement”), among the Company, Mitsubishi UFJ Financial Group, Inc. and MUFG Americas Holdings Corporation (“MUAH”), a wholly owned subsidiary of Mitsubishi UFJ Financial Group, Inc., the Company purchased from MUAH all the issued and outstanding shares of common stock of MUB for a purchase price consisting of $5.5 billion in cash, subject to certain customary adjustments, and 44,374,155 shares of common stock of the Company (the “Stock Consideration”). Under the terms of the Purchase Agreement, the Company also received upon the completion of the Acquisition additional MUB cash of $3.5 billion, which the Company is required to repay to MUAH on or prior to the fifth anniversary date of the completion of the Acquisition (the “Cash Repayment Obligation”).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A&R Registration Rights Agreement

Upon the closing of the Acquisition and in connection with the issuance of the Stock Consideration, the Company and MUFG Bank, Ltd. entered into a Registration Rights Agreement, dated December 1, 2022 (the “Existing Registration Rights Agreement”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 1, 2022. On August 3, 2023, the Company and MUFG Bank, Ltd. amended and restated the Existing Registration Rights Agreement (as amended, the “A&R Registration Rights Agreement”) to cover the shares of the Company issued to MUFG Bank, Ltd. in the Stock Issuance (as defined below) on the same terms as applicable to the Stock Consideration (collectively, the “Covered Shares”). Under the A&R Registration Rights Agreement, the Company agreed that it will use its reasonable best efforts to keep its existing registration statement filed on Form S-3 (“Existing Registration Statement”) continuously effective and, at the request of holders of the Covered Shares and subject to certain conditions, to facilitate a takedown of registerable securities off of the Existing Registration Statement by preparing and filing with the SEC a prospectus supplement to the Existing Registration Statement. The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

On August 3, 2023, the Company issued 24,000,000 shares of common stock of the Company, par value $0.01 per share, to MUFG Bank, Ltd., an affiliate of MUAH, for an aggregate purchase price of $936 million (“Stock Issuance”). The Stock Issuance is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 4(a)(2) thereof, as the Stock Issuance did not involve any public offering.

On August 3, 2023, the Company utilized the proceeds from the Stock Issuance to repay MUAH $936 million to satisfy, in part, the Cash Repayment Obligation (the “Debt/Equity Conversion”). After the Debt/Equity Conversion, the Company had a remaining Cash Repayment Obligation of $2.564 billion.

As a result of the Stock Issuance, the Company had 1,556,965,462 shares of common stock issued and outstanding on August 3, 2023.

ITEM 8.01	OTHER EVENTS.

On August 2, 2023, the Company issued a press release announcing the Debt/Equity Conversion. A copy of the press release is attached as Exhibit 99.1 to the Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Amended and Restated Registration Rights Agreement, dated as of August 3, 2023, by and between U.S. Bancorp and MUFG Bank, Ltd.

99.1	Press Release dated August 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By	/s/ James L. Chosy
James L. Chosy Senior Executive Vice President and General Counsel

August 3, 2023